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                                       Exhibit 10.2

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                             SPECIAL TERMINATION AGREEMENT

     AGREEMENT made as of the 4th day of September, 1986 by and between HIBERNIA SAVINGS BANK, a Massachusetts savings bank with its main office in Boston, Massachusetts (the "Bank") and MARK A. OSBORNE, an individual presently employed by the Bank in the capacity of President and Chief Executive Officer (the "Executive").

     1. PURPOSE. In order to allow the Executive to consider the prospect of a Change in Control (as defined in Section 2) in an objective manner and in consideration of the services rendered and to be rendered by the Executive to the Bank and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Bank, the Bank is willing to provide, subject to the terms of this Agreement, certain severance benefits to protect the Executive from the consequences of a Terminating Event (as defined in Section 3) occurring subsequent to a Change in Control.

     2. CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred in either of the following events: (i) if there has occurred a change in control which the Bank would be required to report in response to
Item 5(f) of the Form for Proxy Statement (Form F-5) prescribed by 12 CFR
Section 335.212 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or, if such regulation is no longer in effect, any regulations promulgated by the Federal Deposit

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Insurance Corporation or by the Securities and Exchange Commission pursuant to the 1934 Act which are intended to serve similar purposes or (ii) when any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the 1934
Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Bank representing twenty-five percent or more of the total number of votes that may be cast for the election of directors of the Bank and, in the case of either (i) or (ii) above, the Bank's Board of Directors has not consented to such event by a two-thirds vote of all of the members of the Board of Directors adopted either prior to such event or within ninety days thereafter, except that, if at the time such a consent vote is adopted after such event the persons who were directors of the Bank immediately prior to such event do not constitute a majority of the Board of Directors of the Bank or of any successor institution, such vote shall not be deemed to constitute consent for the purposes of this Agreement. In addition, a Change in Control shall be deemed to have occurred if, as the result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election or any combination of the foregoing transactions, the persons who were directors of the Bank before such transaction shall cease to constitute a majority of the Board of Directors of the Bank or of any successor institution. Notwithstanding the other provisions of
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this Section, the sale of the Bank's stock in connection with its conversion from mutual to stock form shall not constitute a Change in Control.

     3. TERMINATING EVENT. A "Terminating Event" shall mean (a) termination by the Bank of the employment of the Executive with the Bank for any reason other than (i) death, (ii) deliberate dishonesty of the Executive with respect to the Bank or any subsidiary or affiliate thereof or (iii) conviction of the Executive of a crime involving moral turpitude or (b) resignation of the Executive from the employ of the Bank, while the Executive is not receiving payments or benefits from the Bank by reason of the Executive's disability, subsequent to the occurrence of any of the following events:

       (i) A significant change in the nature or scope of the Executive's responsibilities, authorities, powers, functions or duties from the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to the Change in Control; or

       (ii) A reasonable determination by the Executive that, as a result of a Change in Control, he is unable to exercise the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to such Change in Control; or

       (iii) A decrease in the total annual compensation payable by the Bank to the Executive other than as a result of a decrease in compensation payable to the Executive and
                                       -3-
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to all other executive officers of the Bank on the basis of the Bank's financial performance.

     4. SEVERANCE PAYMENT. In the event a Terminating Event occurs within three years after a Change in Control, the Bank shall pay to the Executive an amount equal to (3) three times the "base amount" (as defined in Section 280G(b)(3) of the Internal Revenue Code of 1954, as amended (the "Code")) applicable to the Executive, less (y) One Dollar ($1.00), payable in one lump sum payment on the date of termination.

     5. EMPLOYMENT STATUS. This Agreement is not an agreement for the employment of the Executive and shall confer no rights on the Executive except as herein expressly provided.

     6. TERM. Subject to the satisfaction of the conditions set forth in Sections 15 and 16 hereof, this Agreement shall take effect one day prior to the effective date of the conversion of the Bank from mutual to stock form of Massachusetts savings bank, and shall terminate upon the earlier of (a) the termination by the Bank of the employment of the Executive because of death, deliberate dishonesty of the Executive with respect to the Bank or any subsidiary or affiliate thereof or conviction of the Executive of a crime involving moral turpitude, (b) the resignation or termination of the
Executive for any reason prior to a Change in Control or (c) the resignation of the Executive after a Change in Control for any reason other than the occurrence of any of the events enumerated in Section 3(b)(i)-(iii) of this Agreement.
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     7. WITHHOLDING. All payments made by the Bank under this Agreement shall be net of any tax or other amounts required to be withhold by the Bank under applicable law.

     8. ARBITRATION OF DISPUTES. Any controversy or claim arising out of or relating to this agreement or the breach thereof shall be settled by arbitration in accordance with the laws of the Commonwealth of Massachusetts by three arbitrators, one of whom shall be appointed by the Bank, one by the Executive and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Boston. Such arbitration shall be conducted in the City of Boston in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section 8. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of the Executive's rights under this Agreement, the Bank shall pay (or the Executive shall be entitled to recover from the Bank, as the case may be) the Executive's reasonable attorneys' fees and other reasonable costs and expenses in connection with the enforcement of said rights (including the enforcement of any

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arbitration award in court) regardless of the final outcome, unless and to the extent the arbitrators shall determine that under the circumstances recovery by the Executive of all or a part of any such fees and costs and expense would be unjust.

     9. ASSIGNMENT. Neither the Bank nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the Bank and the Executive, their respective successors, executors, administrators, heirs and permitted assigns. In the event of the Executive's death prior to the completion by the Bank of all payments due him under this Agreement, the Bank shall continue such payments to the Executive's beneficiary designated in writing to the Bank prior to his death (or to his estate, if he fails to make such designation).

     10. ENFORCEABILITY. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     11. WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving

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party. The failure of either party to require the performance of any term or obligation of this Agreement or the waiver by either party of any breach of this Agreement shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     12. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the executive at the last address the Executive has filed in writing with the Bank or, in the case of the Bank, at its main office, attention of the Clerk.

     13. ELECTION OF REMEDIES. An election by the Executive to resign after a Change in Control under the provisions of this Agreement shall not constitute a breach by the Executive of any employment agreement between the Bank and the Executive and shall not be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Banks' benefit plans, programs or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under any employment agreement that he may then have with the Bank.

     14. AMENDMENT. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Bank.

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     15. RATIFICATION OF AGREEMENT. This Agreement shall be submitted to the full Board of Directors of the Bank for ratification at the first meeting of the Board of Directors subsequent to the Bank's conversion.

     16. GOVERNING LAW. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Bank, by its duly authorized officer and by the Executive, as of the date first above written:

ATTEST:                                     [Bank]


/s/ Thomas Johnson                          By: /s/ Thomasine Kennedy
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             Clerk                          Title: Treasurer
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[Seal]

WITNESS:


/s/ Judith K. Wyman                         /s/ Mark A. Osborne
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                                            MARK A. OSBORNE

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